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                                                                      EXHIBIT 17

                                 FORM OF PROXY


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                   [Logo]                                                     YOUR VOTE IS IMPORTANT!
                  [Address]
                                                                                VOTE TODAY BY MAIL,
                                                                         TOUCH-TONE PHONE OR THE INTERNET
                                                                         CALL TOLL FREE 1-XXX-XXX-XXXX OR
                                                                         LOG ON TO WWW.PROXYWEB.COM/XXXXX

 *** CONTROL NUMBER: xxx xxx xxx xxx xx ***    Please fold and detach card at perforation before mailing.
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                          KEMPER MUNICIPAL BOND FUND
                    Kemper National Tax-Free Income Series
                           222 South Riverside Plaza
                           Chicago, Illinois  60606
                              (800) [          ]
                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                          4:00 p.m., on May 24, 2001

          The undersigned hereby appoints __________, ____________ and ____________, and each of them, the proxies of the undersigned, with the power of substitution to each of them, to vote all shares of Kemper Municipal Bond Fund (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of Scudder Kemper Investments, Inc., 13th Floor, Two International Place, Boston, MA 02110-4103, on May 24, 2001 at 4:00 p.m., Eastern time, and at any adjournments thereof.

                                             PLEASE SIGN AND RETURN PROMPTLY
                                             IN THE ENCLOSED ENVELOPE.  NO
                                             POSTAGE IS REQUIRED.

                                             Dated _______________________, 2001

                                             Please sign exactly as your name or
                                             names appear. When signing as an
                                             attorney, executor, administrator,
                                             trustee or guardian, please give
                                             your full title as such.

                                             ___________________________________
              [Name]
              [Address]
                                             ___________________________________
                                               Signature(s) of Shareholder(s)
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
                   [Logo]                                        YOUR VOTE IS IMPORTANT!
                  [Address]
                                                                   VOTE TODAY BY MAIL,
                                                            TOUCH-TONE PHONE OR THE INTERNET
                                                            CALL TOLL FREE 1-xxx-xxx-xxxx OR
                                                            LOG ON TO WWW.PROXYWEB.COM/xxxxx
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           Please fold and detach card at perforation before mailing.

     All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of the proposals.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF KEMPER MUNICIPAL BOND FUND. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE PROPOSALS.
                                                    ---

                  Please vote by filling in the boxes below.

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                                                                FOR         AGAINST       ABSTAIN
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PROPOSAL 1
----------

To elect Trustees of the Trust.                                 [_]         [_]           [_]

NOMINEES:
(01) John W. Ballantine, (02) Lewis A. Burnham, (03) Linda
C. Coughlin, (04) Donald L. Dunaway, (05) James R. Edgar,
(06) William F. Glavin, (07) Robert B. Hoffman, (08)
Shirley D. Peterson, (09) Fred B. Renwick, (10) William
P. Sommers, (11) John G. Weithers.

INSTRUCTION: To withhold authority to vote for any
individual nominee, write the name(s) on the line
immediately below.
____________________________________________________

PROPOSAL 2
----------

To approve an Agreement and Plan of Reorganization for the      [_]         [_]           [_]
Fund (the "Plan").  Under the Plan, (i) all or
substantially all of the assets and all of the
liabilities of the Fund would be transferred to Scudder
Managed Municipal Bonds, (ii) each shareholder of the
Fund would receive shares of Scudder Managed Municipal
Bonds of a corresponding class to those held by the
shareholder in the Fund in an amount equal to the value
of their holdings in the Fund, and (iii) the Fund would
then be terminated.
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PROPOSAL 3
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To ratify the selection of Ernst & Young LLP as the             [_]         [_]           [_]
independent auditors for the Fund for the Fund's current
fiscal year.
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The proxies are authorized to vote in their discretion on any other business which may properly come before the meeting and any adjournments thereof.

                          PLEASE SIGN ON REVERSE SIDE